                                                               EXHIBIT 4.1(a)


                                 AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of September 17, 2001, between METROMEDIA FIBER NETWORK, INC., a Delaware corporation (the "ISSUER"), each of the Guarantors listed on the signature pages hereto under the caption "GUARANTORS" (each a "GUARANTOR" and, collectively, the "GUARANTORS", and the Guarantors collectively with the Issuer, the "OBLIGORS"), each of the purchasers whose names appear on the signature pages hereto under the caption "PURCHASERS" (each a "PURCHASER" and, collectively, the "PURCHASERS") and Citicorp USA, Inc., as administrative agent (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

     The Issuer, the Guarantors, the Purchasers and the Administrative Agent are parties to a Note and Guarantee Agreement dated as of September 6, 2001 providing, subject to the terms and conditions thereof, for the purchase of notes in an aggregate principal amount equal to $150,000,000. The parties hereto wish to amend the Note and Guarantee Agreement in certain respects and, accordingly, hereby agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Note and Guarantee Agreement are used herein as defined therein.

     Section 2. AMENDMENTS. Subject to the execution and delivery hereof by each of the parties hereto, the Note and Guarantee Agreement shall be amended as follows:

          2.01. References in the Note and Guarantee Agreement (including references to the Note and Guarantee Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Note and Guarantee Agreement as amended hereby.

          2.02. EXTENSION OF CLOSING DATE DEADLINE. Section 2.04(f) of the Note and Guarantee Agreement shall be amended by deleting the date "September 17, 2001" therein and inserting "October 1, 2001" in lieu thereof.

          2.03. CERTAIN ADDITIONAL CONDITIONS. Section 3.01(r) of the Note and Guarantee Agreement is hereby relettered as Section 3.01(s) and a new
     Section 3.01(r) is hereby inserted into the Note and Guarantee Agreement to read as follows:

               "(r) CERTAIN ADDITIONAL CONDITIONS. Evidence satisfactory to the Purchasers that:

                    (i) without limiting the generality of the representation
               and warranty set forth in Section 4.01(g) which, pursuant to clause (i) of the last paragraph of this Section 3.01 must be true and correct as a condition to the purchase of Notes hereunder, the destruction of the World Trade Center on September 11, 2001, and the collapse of neighboring buildings and market disruptions as a consequence thereof (and any damage that may have been caused to fiberoptic networks of the Borrower and its Restricted Subsidiaries in that area) will not result in a material adverse effect on the business, assets, results of operations, financial condition or liabilities of the Borrower and its Restricted Subsidiaries and

                    (ii) subsequent to the date hereof (i.e. September 6, 2001)
               no adverse change in financial, banking or capital market conditions has occurred that, in the judgment of each Purchaser, could materially impair the ultimate syndication or distribution of the Commitments or Notes issued under this Agreement or otherwise render the purchase of the Notes inadvisable."

     Section 3. MISCELLANEOUS. Except as herein provided, the Note and Guarantee Agreement shall remain unchanged and in full force and effect (and, without limiting the generality of the foregoing, nothing herein shall be deemed a waiver of the condition set forth in Section 3.01(k) of the Note and Guarantee Agreement, the parties hereto hereby acknowledging that the due diligence investigation by the Purchasers of the Issuer and its Subsidiaries referred to therein has not been completed). This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                             METROMEDIA FIBER NETWORK, INC.


                                             By: /s/ Nick Tanzi
                                                 -------------------------------
                                                 Name: Nick Tanzi
                                                 Title: President & CEO


                              GUARANTORS


METROMEDIA FIBER NETWORK                     METROMEDIA FIBER NATIONAL
   SERVICES, INC.                               NETWORK, INC.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO


ABOVENET COMMUNICATIONS INC.                 PAIX.NET, INC.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO


METROMEDIA FIBER NETWORK                     SITESMITH INC.
  OF NEW JERSEY, INC.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO

MFN OF UTAH L.L.C.                           MFN OF VA, L.L.C.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO



METROMEDIA FIBER NETWORK                     METROMEDIA FIBER NETWORK
   OF ILLINIOS, INC.                            INTERNATIONAL, INC.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO


MFN EUROPE FINANCE, INC                      MFN INTERNATIONAL, L.L.C.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO


MFN JAPAN BACKHAUL, INC.                      MFN PURCHASING, INC.


By: /s/ Nick Tanzi                           By: /s/ Nick Tanzi
    -------------------------------              -------------------------------
    Name: Nick Tanzi                             Name: Nick Tanzi
    Title: President & CEO                       Title: President & CEO


                                             THE ADMINISTRATIVE AGENT


                                             CITICORP, USA, INC., as
                                             Administrative Agent


                                             By: /s/ Richard Zagheb
                                                 -------------------------------
                                                 Name: Richard Zagheb
                                                 Title: Vice President

                                             PURCHASERS

                                             CITIBANK USA, INC.


                                             By: /s/ Richard Zagheb
                                                -------------------------------
                                                Name: Richard Zagheb
                                                Title: Vice President

                                             MERRILL LYNCH GLOBAL
                                               ALLOCATION FUND, INC.


                                             By: /s/ Lisa Ann O'Donnell
                                                 -------------------------------
                                                 Lisa Ann O'Donnell
                                                 Director, Merrill Lynch
                                                   Investment Managers
                                                 Authorized Signatory

                                             MERRILL LYNCH EQUITY/CONVERTIBLE
                                               SERIES GLOBAL ALLOCATION
                                               PORTFOLIO


                                             By: /s/ Lisa Ann O'Donnell
                                                 -------------------------------
                                                 Lisa Ann O'Donnell
                                                 Director, Merrill Lynch
                                                   Investment Managers
                                                 Authorized Signatory

                                             MERRILL LYNCH VARIABLE SERIES
                                               FUNDS, INC. (MERRILL LYNCH GLOBAL
                                               ALLOCATION FOCUS FUND)


                                             By: /s/ Bryan N. Ison
                                                 -------------------------------
                                                 Bryan N. Ison
                                                 First Vice President, Merrill
                                                   Lynch Investment Managers
                                                 Authorized Signatory

                                             MERRILL LYNCH SERIES FUND, INC.
                                               (GLOBAL ALLOCATION STRATEGY
                                               PORTFOLIO)


                                             By: /s/ Lisa Ann O'Donnell
                                                 -------------------------------
                                                 Lisa Ann O'Donnell
                                                 Director, Merrill Lynch
                                                    Investment Managers
                                                 Authorized Signatory


                                             JOHN W. KLUGE, CHASE MANHATTAN
                                               BANK AND STUART SUBOTNICK,
                                               TRUSTEES UNDER A TRUST
                                               AGREEMENT BETWEEN JOHN W KLUGE,
                                               AS GRANTOR AND JOHN W. KLUGE AND
                                               MANUFACTURERS HANOVER TRUST
                                               COMPANY, AS TRUSTEES, DATED MAY
                                               30, 1984, AS AMENDED AND RESTATED


                                             By: /s/ Stuart Subotnick
                                                -------------------------------
                                                Name:  Stuart Subotnick
                                                Title: Trustee